Exhibit 99.3

Phase I clinical results of an APC-targeted hCGβ vaccine (CDX-1307) with TLR agonists. Michael Morse1, Robert Chapman2, John Powderly3, Kimberly Blackwell1, Ding Wang2, Tibor Keler4, Lizhen He4, Venky Ramakrishna4, Laura Vitale4, Timothy Clay1, Jennifer Green4, Thomas Davis4 1. Duke University Medical Center, Durham, NC 2. Henry Ford Health System, Detroit, MI 3. Carolina BioOncology Institute, Huntersville, NC 4. Celldex Therapeutics, Inc., Phillipsburg, NJ

Disclosure Slide Michael Morse No disclosures related to this presentation

Challenges in Immunotherapy Choosing target antigens to which tolerance may be broken Efficient delivery of antigen to APCs Presentation to CD8+ and CD4 + T cells Providing “danger signals” to APCs that lead to enhanced activation of T cells

Tumor antigen delivered to dendritic cells and macrophages Efficient uptake Presentation of multiple epitopes (MHC-I and –II) Antibody and T cell immune responses Allows potential access to a larger APC population compared to standard protein vaccination strategies Targeting Ag to APC with Mannose Receptor-Binding Ab Tumor antigen B11 mAb CD4 MHC class II CD8 MHC class I Mannose receptors

CDX-1307: APC-targeted hCGβ vaccine hCGb (tumor antigen) B11 (fully human antibody to mannose receptor on APCs)

overexpressed by common cancers; few normal tissues1 Implicated in survival and growth of cancer cells Elevated expression associated with poor prognosis Anti-hCGb Ab response associated with improved survival2 Tolerance to hCGb may be broken specific cytotoxic T cells can be generated from PBL of healthy donors and cancer patients Rationale for targeting hCG in cancer immunotherapy 1. R.K. Iles et al., Molecular and Cellular Endocrinology 2007 2. Moultan HM et al., Clin. Can. Res. 8: 2044, 2002

In vitro targeting of B11-hCGβ (CDX-1307) to human dendritic cells 0 min 60 min 120 min hCGβ-FITC 0.5 M B11-hCGβ-FITC 0.25 M 0 min 10 min 60 min 120 min hCGb B11 mAb hCGb

Adjuvants provide additional signals for APC activation GM-CSF Local recruitment and maturation of DCs Up-regulation of mannose receptors TLR agonists Trigger maturation and activation of APCs enhance co-stimulatory signals and release of cytokines Poly-ICLC (Hiltonol: Oncovir, Inc.): ds RNA with poly lysine and carboxymethylcellulose; activates TLR3 Resiquimod/R848 (3M): synthetic, imadazoquinoline; activates TLR7/8

Combination with TLR-Agonists Generates Anti-Tumor Immunity 0 20 40 60 80 100 120 0 2 4 6 8 10 12 14 16 18 20 22 24 26 Days post tumor inoculation Average Tumor area (mm 2) Saline CDX-1307 CDX-1307 & Poly-ICLC

CDX-1307: Clinical Studies Two Phase I studies: Intravenous vs. intradermal delivery Advanced breast, colorectal, pancreatic, ovarian or bladder cancer Objectives: Safety and tolerability; Immune responses Clinical activity (ORR, TTP)

Clinical Study Cohorts


Intradermal/Intracutaneous Study
Intravenous Study
CDX-1307 (no adjuvants)
0.3 mg (n=6)
1.0 mg (n=6)
2.5 mg (n=6)
1 mg (n=4)
3 mg (n=4)
10 mg (n=3)
30 mg (n=5)
CDX-1307 + GM-CSF
2.5 mg + GM-CSF (n=7)
10 mg + GM-CSF (n=5)
30 mg + GM-CSF (n=3)
CDX-1307 + GM-CSF + TLR Agonists
2.5 mg + GM-CSF + Hiltonol (n=6)
2.5 mg + GM-CSF + Resiquimod (n=7)
2.5 mg + GM-CSF + Poly-ICLC + Resiquimod (n=8+)
30 mg + GM-CSF + Hiltonol (n=6)
Currently enrolling

ASCO Annual '09 Meeting

Treatment Regimen CDX-1307 Vaccine (Day 1, 14, 28, and 42) GM-CSF (100 mcg s.c.) 2 wks 2 wks 2 wks Poly-ICLC (2 mg s.c.) Resiquimod (2 mg, topical 2% gel) 5 days 5 days 5 days 5 days

Baseline Characteristics 4.5 Number of prior chemotherapy regimens (Mean) 42% Elevated Serum hCG-b 59% Received prior radiotherapy 13% 46% 37% 4% Primary Cancer Pancreatic Colorectal Breast Other 49% 50% 1% ECOG Performance Status 0 1 2 40% Male 60 (35-81) Median age (years [range]) All Patients (n=68) Characteristic

Serum hCGb Measurements Elevated hCGb found commonly in cancer patients 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% All Breast Colorectal Pancreatic Other Female Male Primary Cancer Gender % of Patients with Elevated hCG b Elevated prior to study entry Elevated at any time

CDX-1307 Tolerability & PK No DLTs or treatment discontinuation due to toxicity 4 patients treated with 2nd cycle Treatment-related AEs: G1-2 administration site reactions (23%) CDX-1307 locally (17%); addition of adjuvants (55%) G1-3 fatigue (21%), G1 flu-like illness (10%), G1 diarrhea (6%), G1 myalgia (6%), G1 pyrexia (6%) No significant circulating levels of CDX-1307 at doses below 30 mg 30 mg dose IV ~ 1 mg/ml at 2 hr post infusion

Skin punch-biopsies taken from injection site and opposite limb 48 hrs post CDX-1307 (1 mg, i.d.) IHC - rabbit anti-hCGb Injection site Control arm Accumulation of hCGb in dermal dendritic cells and macrophages CDX-1307 Injection Site

Humoral Immune Responses % Patients that developed anti-hCGb IgG CDX-1307 alone intradermal intravenous all patients CDX-1307 + GM CDX-1307 + GM + Poly ICLC CDX-1307 + GM + Resiquimod 2/17 3/7 3/5 3/6 4/15 3/6 3/6 6/32 6/13 6/11 Similar outcome with i.d. and i.v. administration 0 10 20 30 40 50 60 70 80 90 100

Correlates of Anti-hCG-β Immune Response Highest titers in GM + TLR combination Titers ranged to > 1/200,000 Similar response in males (44%) and females (52%) Anti-hCGb response despite elevated serum hCGb Anti-hCGb response in 3 of 4 patients receiving retreatment In adjuvant groups 75% (9/12) of breast cancer patients had Anti-hCGb response 36% (5/14) of colorectal Ca patients had Anti-hCGb response

Cellular Immune Responses Analysis not complete Monitored from 90ml blood samples In vitro re-stimulation to expand T cells Analysis by ELISPOT with hCGb peptide pool Enhanced T cell responses observed in some patients Examples of hCGb –specific T cell response 3016 0313 0 100 200 300 400 500 600 700 No stim . hCGb pool No stim. hCGb pool Pre Post IFNg+ cells per 105 No stim. hCGb pool No stim. hCGb pool Pre Post IFNg+ cells per 105 0 50 100 150 200 250 300 350

Emerging data: CDX-1307 plus combined TLR agonists Enhanced local response with combined TLR agonists d1 d3 d4 3 of 3 with + humoral immune response

Clinical Outcomes Tumor response: 1 mixed response seen in Pancreatic Cancer 7 patients with SD for 2.2+ to 6.5+ months (5 breast cancer, 1 colorectal, 1 pancreatic) Tumor markers Robust humoral response in 1 colon cancer patient - coinciding with decrease in CEA Second patient (testicular cancer) with humoral immune response had improvement in AFP

Summary/Conclusions CDX-1307 is designed for delivery of hCG-β to APCs Administration of CDX-1307 is well tolerated hCG-β localization in APCs demonstrated Anti-hCGβ immune responses observed in combination with adjuvants No clear differentiation between systemic and local administration 1 mixed response and 7 patients with stable disease Combination of TLR agonists may prime for additional anti-tumor activity

Duke University: Amy Hobeika, PhD Takuya Osada, MD Delila Serra Amanda Summers Karrie Comatas Herbert Lyerly, MD Liz Anderson, RN, BSN, OCN Henry Ford Health System Tiffany Pearce Nikki Adams, RN Tomasz Stankiewics Carolina BioOncology Institute: Bryan Greene, PhD Sonja Carabello Lori Lipocky Paola Pena Bethany Skaggs, PA Reena Yajnik Celldex Therapeutics, Inc. Renee Riggs-Garrett Robert Laliberte, MS Robyn Himick Additional support by: NCI/Avon Foundation grant Acknowledgements